                                                                     Exhibit 4.3
                                                                  Execution Copy

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY
                                                                   ---
SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OR AS OTHERWISE PERMITTED BY THIS WARRANT CERTIFICATE PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO INCARA PHARMACEUTICALS CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                      INCARA PHARMACEUTICALS CORPORATION

                          WARRANT TO PURCHASE SHARES
                          OF SERIES B PREFERRED STOCK

          THIS CERTIFIES THAT, for value received, Elan International Services, Ltd., a Bermuda exempted limited liability company, or its permitted transferees and successors as provided herein (each, a "Holder"), is entitled to subscribe
                                            ------
for and purchase up to 22,191 shares, as adjusted pursuant to Section 4 (the "Shares"), of the fully paid and nonassessable Series B Convertible Preferred
 ------
Stock, par value U.S.$0.01 per share (the "Series B Preferred Stock"), of Incara
                                           ------------------------
Pharmaceuticals Corporation, a Delaware corporation (the "Company"), at the
                                                          -------
price of U.S.$72.12 per share (such price, and such other prices that shall result from time to time, from the adjustments specified in Section 4, the "Warrant Price"), subject to the provisions and upon the terms and conditions
 -------------
hereinafter set forth.

          1.   Term. Subject to the limitations set forth in Sections 3 and 4,
               ----
the purchase right represented by this Warrant is exercisable, in whole or in part, at any time, and from time to time, from and after the date hereof and until 5:00 p.m. Eastern Standard Time, December 21, 2005. To the extent not exercised at 5:00 p.m. Eastern Standard Time on December 21, 2005, this Warrant shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect.

          2.   Method of Exercise; Payment; Issuance of New Warrant. (a) The
               ----------------------------------------------------
purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex A duly executed) at the
                                               -------
principal office of the Company and by the payment to the Company of an amount, at the option of the Holder, (i) in cash or other immediately available funds,
(ii) by the surrender of this Warrant (or a portion hereof) in accordance with the terms hereof but without payment in cash (a "Cashless Exercise") or (iii)
                                                 -----------------
with any combination of (i) and (ii). The number of shares of Series B Preferred Stock issuable in respect of a Cashless Exercise shall be computed using the following formula:

                    X = Y (A-B)
                        -------
                           A

     Where:                        X =  the number of shares of Series B
                              Preferred Stock to be issued to the Holder in respect of a Cashless Exercise

                                   Y =  the number of shares of Series B
                              Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled in connection with such Cashless Exercise (at the date of such calculation)

                                   A =  the Fair Market Value (as defined below)
                              of one share of the Company's Series B Preferred Stock (at the date of such calculation)

                                   B =  Warrant Price (as adjusted to the date
                              of such calculation)

          The "Fair Market Value" of one share of Series B Preferred Stock shall
               -----------------
be equal to 10 times the closing sale price for the Company's common stock the day prior to exercise, adjusted appropriately to reflect the then-current conversion ratio of the Series B Preferred Stock pursuant to the Certificate of Incorporation of the Company (which conversion ratio is equal to 10 shares of common stock of the Company for each share of Series B Preferred Stock on the date hereof); provided, however, that if the Company's common stock is no longer traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market the Fair Market Value shall be determined by the Company's Board of Directors in good faith and reasonably agreed to by the holders of the Series B Preferred Stock.

          (b) The persons or entities in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is properly exercised and full payment for the Shares acquired pursuant to such exercise is made. Upon any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days of receipt of such notice and payment, and unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period.

          3.   Stock Fully Paid, Reservation of Shares. All Shares that may be
               ---------------------------------------
issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and will be free from all transfer taxes, liens and charges with respect to the issue thereof and assuming payment of the Warrant Price for all Shares so purchased, legally and validly owned by the Holder. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon the exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Series B Preferred Stock to provide for the exercise of the rights represented by this Warrant.

          4.   Adjustment of Warrant Price and Number of Shares. The number and
               ------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:

          (a)  Reclassification, Etc.  In case of (i) any reclassification,
               ---------------------
reorganization, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value) into other shares or securities of the Company, or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all the assets of the Company, then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant or a supplement hereto (in form and substance reasonably satisfactory to the holder of this Warrant), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series B Preferred Stock theretofore issuable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities, receivable upon such reclassification, reorganization, change or conversion by a holder of the number of shares of Series B Preferred Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

          (b)  Splits; Subdivisions. (i) If at any time prior to the earlier of
               --------------------
     the exercise or expiration hereof the Company shall fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series B Preferred Stock or the determination of holders of Series B Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series B Preferred Stock or other securities or property or rights convertible into, or entitling the holder thereof to receive directly or indirectly, any of the foregoing (hereinafter referred to as "Series B
                                                                      --------
     Stock Equivalents") without payment of any consideration by such holder for
     -----------------
     the additional shares of Series B Preferred Stock or the Series B Preferred Stock Equivalents (including the additional shares of Series B Preferred Stock issuable upon conversion or exercise thereof) then, this Warrant shall be adjusted for, in addition to the number of shares of the Series B Preferred Stock otherwise deliverable upon exercise of this Warrant, and without adjustment to the Warrant Price, the amount of such additional shares of Series B Preferred Stock and any Series B Preferred Stock Equivalents that the holder hereof would have received or become entitled to receive on the same terms and conditions as if such holder had been a holder of record of such Series B Preferred Stock as shall have been deliverable immediately prior to such record date pursuant to the terms of this Section 4; or

          (ii) If the Company at any time during which this Warrant remains outstanding and unexpired shall subdivide or combine its Series B Preferred Stock, (A) in the case of a subdivision, the Warrant Price shall be proportionately decreased and the number of Shares purchasable hereunder shall be proportionately increased, and (B) in the case of a combination, the Warrant Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased.

               (iii) The following provisions shall apply for purposes of this
     Section 4:

               (A) the aggregate maximum number of shares of Series B Preferred Stock or other securities or property deliverable upon conversion or exercise of Series B Preferred Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Series B Preferred Stock Equivalents were issued;

               (B) in the event of any change in the number of shares of Series B Preferred Stock deliverable or in the consideration payable to the Company upon conversion or exercise of such Series B Preferred Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price, to the extent in any way affected by or computed using such Series B Preferred Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Series B Preferred Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; and

               (C) upon the termination or expiration of the convertibility or exercisability of any such Series B Preferred Stock Equivalents, the Warrant Price, to the extent in any way affected by or computed using such Series B Preferred Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Series B Preferred Stock (and Series B Preferred Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Series B Preferred Stock Equivalents.

          (c)  No Impairment. The Company will not, by amendment of its
               -------------
Certificate of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          (d)  Notice of Adjustments. Whenever the Warrant Price or the number
               ---------------------
of Shares purchasable hereunder shall be adjusted pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall be delivered to the Holder.

          (e)  Fractional Shares. No fractional shares of Series B Preferred
               -----------------
Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series B Preferred Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

          (f)  Cumulative Adjustments. No adjustment in the Warrant Price shall
               ----------------------
be required under this Section 4 until cumulative adjustments result in a concomitant change of 1% or more of the Warrant Price or in the number of shares of Series B Preferred Stock purchasable upon exercise of this Warrant as in effect prior to the last such adjustment; provided, however, that any adjustment
                                          --------  -------
that by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          5.   Compliance with Securities Act; Disposition of Warrant or Shares
               ----------------------------------------------------------------
of Series B Preferred Stock.
---------------------------

          (a) The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of applicable securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Securities Act of 1933, as amended (the "Act"), or an exemption from the
                                         ---
registration requirements of such Act is available, the Holder shall confirm in writing, by executing an instrument in form reasonably satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY SECURITIES LAWS OF A
                                   ---
     STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OR AS OTHERWISE PERMITTED BY THIS WARRANT CERTIFICATE PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO INCARA PHARMACEUTICALS CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

          (b)

               (i) This Warrant may be transferred or assigned, in whole or in part, by EIS to its affiliates and subsidiaries, including any special purpose financing or similar vehicle affiliate. Other than as set forth in the preceding sentence, this Warrant may not be transferred or assigned by either party without the prior written consent of the other. Subject to the foregoing, this Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the transferor
                                       --------  -------
     and the Company shall continue to be liable and obligated for their respective obligations hereunder after any such assignment.

               (ii) With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. Each certificate representing this Warrant or the Shares thus transferred shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act, unless in the aforesaid opinion of counsel for the Holder such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

               (iii) The shares of Series B Preferred Stock for which this Warrant is exercisable are entitled to the benefit of certain registration rights as set forth in that certain Registration Rights Agreement dated as of the date hereof between the Company and the initial Holder named herein.

          6.   Rights as Shareholders. No Holder, as such, shall be entitled to
               ----------------------
vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant is exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          7.   Representations and Warranties. The Company represents and
               ------------------------------
warrants to the Holder as follows:

          (a) The Company has all requisite corporate power and authority to authorize and execute this Warrant and the certificates evidencing the Shares and to perform all obligations and undertakings under this Warrant and the certificates evidencing the Shares;

          (b) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

          (c) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

          (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or bylaws, as amended, and do not and will not constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.

          8.   Miscellaneous. (a) This Warrant may not be modified or amended,
               -------------
or any provisions hereof waived, except by written agreement of the Company and the Holder.

          (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

     (i)  if to the Company, to:

               Incara Pharmaceuticals Corporation
               Post Office Box 14287
               3200 East Highway 54
               Cape Fear Building, Suite 300
               Research Triangle Park, North Carolina 27709
               Attention:  Chief Executive Officer
               Facsimile:  (919) 544-1245

               with a copy to:

               Wyrick Robbins Yates & Ponton LLP
               4101 Lake Boone Trail
               Suite 300
               Raleigh, North Carolina 27607
               Attention:  Larry Robbins
               Facsimile:  (919) 781-4865

     (ii) if to EIS, to:

               Elan International Services, Ltd.
               102 St. James Court
               Flatts, Smiths Parish
               Bermuda FL 04
               Attention:  Chief Executive Officer
               Facsimile:  (441) 292-2224

          with a copy to:

               Brock Silverstein LLC
               800 Third Avenue
               21/st/ Floor
               New York, New York 10022
               Attention:  Kim E. Lefkowitz
               Facsimile:  (212) 371-5500

          (c) The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of a bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

          (d) The descriptive headings of the several sections and paragraphs contained in this Warrant are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Warrant.

          (e) This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws. Any dispute under this Warrant that is not settled by mutual consent may be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and the Company consents to the non-exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute. Nothing contained in this Section shall prevent the adjudication of any dispute under this Warrant by any other state or federal court, regardless of location, so long as such court has jurisdiction and is located in a proper venue.

          (f) This Warrant may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature.

          (g) Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

                           [Signature page follows]

          IN WITNESS WHEREOF, the Company has executed this Warrant as of the 21st day of December, 2000

                               INCARA PHARMACEUTICALS CORPORATION

                               By: /s/ Clayton I. Duncan
                                   ---------------------
                                   Name:  Clayton I. Duncan
                                   Title:  President and Chief Executive Officer

                                                                         Annex A
                                                                         -------
NOTICE OF EXERCISE
------------------

To:  Incara Pharmaceuticals Corporation

          1. The undersigned hereby elects to purchase _______ shares of Series B Preferred Stock of Incara Pharmaceuticals Corporation pursuant to the terms of the attached Warrant, and tenders herewith full payment of the purchase price of such shares, in cash or other immediately available funds.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

____________________________________  (Name)

____________________________________

____________________________________  (Address)

          3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Signature: ____________________________

Name:      ____________________________

Address:   ____________________________

           ____________________________

           ____________________________


Social Security or taxpayer identification number:

_______________________________________